As filed with the Securities and Exchange Commission on November 7, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Equitrans Midstream Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	83-0516635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2200 Energy Drive
Canonsburg, Pennsylvania 15317
(724) 271-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stephen M. Moore
Senior Vice President and General Counsel
2200 Energy Drive
Canonsburg, Pennsylvania 15317
(724) 271-7600
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Hannah Thompson Frank
Christi Davis
McGuireWoods LLP
Tower Two-Sixty, 260 Forbes Avenue #1800
Pittsburgh, Pennsylvania 15222
(412) 667-6000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Equitrans Midstream Corporation
Common Stock, no par value per share
Preferred Stock, no par value per share
Debt Securities
We, or any selling securityholder identified in a future prospectus, may offer and sell from time to time, the securities identified above, together in any combination or separately, in any amounts, at prices and on terms that will be determined at the time of the offering, as described in this prospectus. This prospectus provides you with a general description of the securities, which is not meant to be a complete description of each of the securities. Each time we or a selling securityholder offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus before you invest in any of our securities.
No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the New York Stock Exchange under the symbol “ETRN.” On November 4, 2022, the last reported sale price of our common stock on the New York Stock Exchange was $8.04 per share.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We can sell securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 7, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. By using a shelf registration statement, we and any selling securityholders named in a future prospectus supplement to this prospectus, may sell securities from time to time and in one or more offerings as described in this prospectus.
Each time that we or any selling securityholders offer and sell securities pursuant to this prospectus, we or the selling securityholder, as applicable, will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Equitrans Midstream Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, that file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.equitransmidstream.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 25, 2022.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 3, 2022, August 2, 2022, and November 2, 2022, respectively.

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Our Current Reports on Form 8-K filed with the SEC on February 25, 2022, April 25, 2022, April 27, 2022, May 2, 2022, June 2, 2022, June 7, 2022, and July 11, 2022 (in each case, other than documents or information that is furnished and deemed not to have been filed as indicated therein).

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The description of the Company common stock contained in the Company’s Registration Statement on Form 10, filed with the Commission on August 10, 2018, including any amendments and reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus, but not delivered with the prospectus, by writing or telephoning us at the following address:
Equitrans Midstream Corporation
2200 Energy Drive
Canonsburg, Pennsylvania 15317
Attn: Corporate Secretary
Telephone: (724) 271-7600
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference therein. This summary is not complete and does not contain all of the information that you should consider before buying any securities offered pursuant to this prospectus and the applicable prospectus supplement. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 5 of this prospectus and all other information, including our consolidated financial statements and the related notes, that are included or incorporated by reference in this prospectus and the applicable prospectus supplement before you decide to purchase any securities offered pursuant to this prospectus and the applicable prospectus supplement.
About Equitrans Midstream Corporation
Equitrans Midstream Corporation is a corporation incorporated under the laws of the Commonwealth of Pennsylvania. The Company’s common stock is listed on the New York Stock Exchange (NYSE) under the trading symbol “ETRN.” The Company’s Series A Preferred Stock is not listed on any securities exchange and is currently traded in the over-the-counter market. The Company is one of the largest natural gas gatherers in the U.S. and holds a significant transmission footprint in the Appalachian Basin.
Additional Information
The Company’s principal executive office and phone number are: 2200 Energy Drive, Canonsburg, Pennsylvania 15317, and (724) 271-7600.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks.
Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. For more information regarding the incorporation of information herein by reference, please see section of this prospectus entitled “Incorporation by Reference” on page 2 of this prospectus.
The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties be realized, they could have a material adverse effect on our business, financial condition, results of operations and cash flows. For more information about the filings we make with the SEC, please see the section entitled “Where You Can Find More Information” on page 2 of this prospectus.
The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Disclosures in this prospectus contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “will,” “may,” “assume,” “potential,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “outlook,” “seek,” “strive,” “continue” and other words of similar meaning in connection with any discussion of future operating or financial matters. The forward-looking statements contained in this prospectus and the material incorporated by reference herein include the expectations of plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company.
The forward-looking statements included or incorporated by reference in this prospectus involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on management’s current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by the Company’s subsequent filings under the Exchange Act.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any selling securityholders to be named in a supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, the Company’s Second Amended and Restated Articles of Incorporation (Company Articles), our Fourth Amended and Restated Bylaws (Company Bylaws), each of which have been publicly filed with the SEC, as well as the applicable provisions of the Pennsylvania Business Corporation Law. See “Where You Can Find More Information; Incorporation by Reference” on page 2 of this prospectus.
General
The Company is authorized to issue 1,250,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred stock, no par value.
At October 31, 2022 there were approximately 434,427,797 shares of common stock issued and outstanding and 30,018,446 shares of Series A Perpetual Convertible Preferred Stock, no par value (Series A Preferred Stock) issued and outstanding.
The Company’s Common Stock
Voting Rights
Each share of the Company’s common stock is entitled to one vote on all matters requiring a vote of shareholders. Shareholders do not have cumulative voting rights in elections of directors. A director nominee will be elected to the Company’s board of directors (Company Board) at a meeting of shareholders if the votes cast “for” such nominee exceed the votes cast “against” such nominee (excluding abstentions), unless the number of nominees exceeds the number of directors to be elected, in which case the nominees receiving the highest number of votes up to the number of directors to be elected will be elected.
Dividend Rights
Subject to the rights and preferences of the holders of any outstanding shares of preferred stock, including the Series A Preferred Stock, each share of the Company’s common stock is entitled to receive any dividends, in cash, securities or property, as the Company Board may declare. Pennsylvania law prohibits the payment of dividends and the repurchase of capital stock if the Company is insolvent or if the Company would become insolvent after the dividend or repurchase (unless, in the case of a repurchase, the purchase price is deferred such that the Company will not become insolvent when it is paid).
Liquidation and Other Rights
In the event of the liquidation, dissolution or winding up, either voluntarily or involuntarily, of the Company, subject to the rights and preferences of the holders of any outstanding shares of preferred stock, including the Series A Preferred Stock, holders of common stock will be entitled to share pro rata in all of the Company’s remaining assets available for distribution.
The holders of the Series A Preferred Stock are entitled to certain liquidation payments in preference to the holders of, and before any payment or distribution is made on, any junior stock of the Company, including common stock, on the terms and payable in the manner set forth in the Company Articles.
Miscellaneous
The holders of the Company’s common stock do not have preemptive rights or conversion rights, and there are no redemption or sinking fund provisions applicable to the Company’s common stock. Holders of fully paid shares of the Company’s common stock are not subject to any liability for further calls or assessments.

The Company’s Preferred Stock
General
Under Pennsylvania law and the Company Articles, the Company Board is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval.
Subject to limitations prescribed by Pennsylvania law, the Company Articles and the Company Bylaws, the Company Board is able to determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions, and special or relative rights or privileges of that series.
Except as otherwise set forth in the Company Articles with respect to Series A Preferred Stock, holders of the Company preferred stock have no voting rights for the election of directors and have no voting rights except as the Company Board may determine pursuant to its authority under the Company Articles with respect to any particular series of the Company preferred stock except as provided by law.
As of October 31, 2022, the Company Board has authorized and issued one series of preferred stock, consisting of 30,018,446 shares of Series A Preferred Stock.
If we issue preferred stock other than Series A Preferred Stock, we will fix the designations, powers, preferences and the rights, and any qualification, limitations and restrictions, of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the statement with respect to shares relating to that series. If we issue any other series of preferred stock hereunder, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any statement with respect to shares that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete statement with respect to shares that contains the terms of the applicable series of preferred stock.
Description of Series A Preferred Stock
The Series A Preferred Stock ranks pari passu with any other outstanding class or series of preferred stock of the Company and senior to the Company’s common stock with respect to dividend rights and rights upon liquidation. Each share of Series A Preferred Stock is entitled to vote on an as-converted basis with the Company’s common stock and has certain other class voting rights with respect to any amendment to the Company Articles that would be adverse (other than in a de minimis manner) to any of the rights, preferences or privileges of the Series A Preferred Stock.
Dividends
The holders of the Series A Preferred Stock receive cumulative quarterly dividends at a rate per annum of 9.75% for each quarter ending on or before March 31, 2024, and thereafter quarterly dividends at a rate per annum equal to the sum of (a) three-month LIBOR as of the LIBOR Determination Date (as defined in the Company Articles) in respect of the applicable quarter and (b) 8.15%; provided that such rate per annum in respect of periods after March 31, 2024 will not be less than 10.50%. The Company is not permitted to pay any dividends on any junior securities, including on the Company’s common stock, prior to paying the quarterly dividends payable to the Series A Preferred Stock, including any previously accrued and unpaid dividends.
Conversion
Each holder of the Series A Preferred Stock may elect to convert all or any portion of the Series A Preferred Stock owned by it into the Company’s common stock initially on a one-for-one basis, subject to certain anti-dilution adjustments and an adjustment for any dividends that have accrued but not been paid when due and partial period dividends (referred to as the conversion rate), at any time (but not more often than once per fiscal quarter), or immediately prior to a liquidation of the Company, provided that any conversion involves an aggregate number of shares of Series A Preferred Stock of at least $20 million (calculated based on the closing price of the Company’s common stock on the trading day preceding notice of the conversion) or such lesser amount if such conversion relates to all of a holder’s remaining shares of Series A Preferred Stock or if such conversion is approved by the Company Board.
So long as the holders of the Series A Preferred Stock have not elected to convert all of their Series A Preferred Stock into the Company’s common stock, the Company may elect to convert all of the outstanding shares of Series A Preferred Stock into shares of the Company’s common stock, at the then-applicable conversion rate, at any time if (i) the shares of the Company’s common stock are listed for, or admitted to, trading on a national securities exchange, (ii) the closing price per share of the Company’s common stock on the national securities exchange on which the shares of the Company’s common stock are listed for, or admitted to, trading exceeds $27.99 for the 20 consecutive trading days immediately preceding notice of the conversion, (iii) the average daily trading volume of the shares of the Company’s common stock on the national securities exchange on which the shares of the Company’s common stock are listed for, or admitted to, trading exceeds 1,000,000 shares (subject to certain adjustments) of the Company’s common stock for the 20 consecutive trading days immediately preceding notice of the conversion, (iv) the Company has an effective registration statement on file with the SEC covering resales of the shares of the Company’s common stock to be received by such holders upon any such conversion and (v) the Company has paid all prior accumulated and unpaid dividends in cash in full to the holders.
Change of Control
Upon certain events involving a Change of Control (as defined in the Company Articles) in which more than 90% of the consideration payable to the Company, or to the holders of the Company’s common stock, is payable in cash, the Series A Preferred Stock will automatically convert into the Company’s common stock at a conversion ratio equal to the greater of (i) the quotient of (a) the sum of (x) $19.99 (such price, the Issue Price) plus (y) any accrued and unpaid dividends as of such date, including any partial period dividends, with respect to the Series A Preferred Stock, divided by (b) the Issue Price and (ii) the quotient of (a) the sum of (x) (1) the Issue Price multiplied by (2) 110% plus (y) any accrued and unpaid dividends on such date, including any partial period dividends with respect to the Series A Preferred Stock, divided by (b) the volume weighted average price of the shares of the Company’s common stock for the 30-day period ending immediately prior to the execution of definitive documentation relating to the Change of Control.
In connection with other Change of Control events that do not satisfy the 90% cash consideration threshold described above, in addition to certain other conditions, each holder of Series A Preferred Stock may elect to (i) convert all, but not less than all, of its Series A Preferred Stock into the Company’s common stock at the then-applicable conversion rate, (ii) if the Company is not the surviving entity (or if the Company is the surviving entity, but the Company’s common stock will cease to be listed), require the Company to use commercially reasonable efforts to cause the surviving entity in any such transaction to deliver, in exchange for such holder’s shares of Series A Preferred Stock, a substantially equivalent security that has rights, preferences and privileges substantially equivalent to the Series A Preferred Stock (or if the Company is unable to cause such substantially equivalent securities to be issued, to exercise the option described in clause (i) or (iv) hereof or elect to convert such Series A Preferred Stock at a conversion ratio reflecting a multiple of invested capital), (iii) if the Company is the surviving entity, continue to hold the Series A Preferred Stock or (iv) require the Company to redeem the Series A Preferred Stock at a price per share equal to 101% of the Issue Price, plus accrued and unpaid dividends, including any partial period dividends, on the applicable Series A Preferred Stock as of such date, which redemption price may be payable in cash, the Company’s common stock or a combination thereof at the election of the Board (and, if payable in the Company’s common stock, such shares of the Company’s common stock will be issued at 95% of the volume weighted average price of the Company’s common stock for the 20-day period ending on the fifth trading day immediately preceding the consummation of the Change of Control). Any holder of Series A Preferred Stock that requires the Company to redeem its Series A Preferred Stock pursuant to clause (iv) above will have the right to withdraw such election with respect to all, but not less than all, of its Series A Preferred Stock at any time prior to the fifth trading day immediately preceding the consummation of the Change of Control and instead elect to be treated in accordance with any of clauses (i), (ii) or (iii) above.
Optional Redemption
At any time on or after January 1, 2024, the Company will have the right, subject to applicable law, to redeem the Series A Preferred Stock, in whole or in part, by paying cash for each share of Series A Preferred

Stock to be redeemed in an amount equal to the greater of (a) the sum of (i)(1) the Issue Price multiplied by (2) 110%, plus (ii) any accrued and unpaid dividends, including partial period dividends, with respect to the Series A Preferred Stock as of such date and (b) the amount the holder of such Series A Preferred Stock would receive if such holder had converted such Series A Preferred Stock into shares of the Company’s common stock at the then-applicable conversion ratio and the Company liquidated immediately thereafter.
Registration Rights Agreement
Pursuant to the terms of that certain Registration Rights Agreement, dated as of June 17, 2020, by and among the Company and holders of Series A Preferred Stock party thereto, the Company gave such investors certain rights to require the Company to file and maintain one or more registration statements with respect to the resale of the Series A Preferred Stock and the shares of common stock that are issuable upon conversion of the Series A Preferred Stock, and certain of such holders have the right to require the Company to initiate underwritten offerings for the Series A Preferred Stock and the shares of the Company’s common stock that are issuable upon conversion of the Series A Preferred Stock. The Company filed a registration statement with respect to the Series A Preferred Stock on July 13, 2020.
Corporate Governance
Anti-Takeover Effect of the Company’s Governing Documents and Pennsylvania Business Corporation Law
The Company Articles and the Company Bylaws contain a number of provisions relating to corporate governance and to the rights of the Company shareholders. Certain of these provisions may have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of the Company. In addition, certain provisions of Pennsylvania law may have a similar effect.
Preferred Stock
The purpose of authorizing the Company Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the Company’s outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of the Company’s common stock.
Anti-Takeover Law Provisions under the Pennsylvania Business Corporation Law
The Company is subject to certain provisions of Chapter 25 of the Pennsylvania Business Corporation Law (the PBCL), which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against the Company, including Section 2524, Section 2538, Subchapter 25E and Subchapter 25F of the PBCL.
Under Section 2524 of the PBCL, shareholders of the Company cannot act by partial written consent except if permitted under the Company Articles. The Company Articles do not permit shareholder action by partial written consent except with respect to amending the number of votes required to elect a nominee for director to the Company Board.
Section 2538 of the PBCL requires enhanced shareholder approval for certain transactions between the Company and an “interested shareholder” (defined as a shareholder who is a party to the transaction or is treated differently from other shareholders). Section 2538 applies if an interested shareholder (together with his, her or its affiliates) is to (i) be a party to a merger or consolidation, a share exchange or certain sales of assets involving the Company or one of the Company’s subsidiaries; (ii) receive a disproportionate amount of any securities of any corporation which survives or results from a division; (iii) be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or (iv) have his, her or its percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification. Under these circumstances, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all disinterested shareholders are entitled to cast with respect to such transaction. However, this special voting requirement will not apply where the proposed transaction has been approved in a prescribed manner by the members of the Company Board independent from the interested shareholder or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the interested shareholder owns 80% or more of the Company. This voting requirement is in addition to any other voting requirement under the PBCL, the Company Articles or the Company Bylaws.
Under Subchapter 25E of the PBCL, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all of the Company’s shareholders would be entitled to cast in an election of directors, any other shareholder may demand that such person or group purchase such shareholder’s shares at a price determined in an appraisal proceeding.
Under Subchapter 25F of the PBCL, the Company may not engage in a merger, consolidation, share exchange, division, asset sale, disposition (in one transaction or a series of transactions) or a variety of other business combination transactions with a person who becomes the beneficial owner of shares representing 20% or more of the voting power in an election of the Company’s directors unless: (1) the business combination or the acquisition of the 20% interest is approved by the Company Board prior to the date the 20% interest is acquired; (2) the person beneficially owns at least 80% of the Company’s outstanding shares and the business combination (a) is approved by a majority vote of the disinterested shareholders and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F; (3) the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the 20% interest is acquired; or (4) the business combination (a) is approved by shareholder vote at a meeting called no earlier than five years after the date the 20% interest is acquired and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F.
The Company has opted out of Subchapter 25G of the PBCL (which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition) and Subchapter 25H of the PBCL (which would have required a person or group to disgorge to the Company any profits received from a sale of the Company’s equity securities under certain circumstances).
Advance Notice Requirements
The Company Bylaws require the Company’s shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at the Company’s annual meeting of shareholders. These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at the Company’s annual meeting must be in writing and received by the Company’s Corporate Secretary at its principal executive office at least 90, but not more than 120, days prior to the anniversary of the date of the prior year’s annual meeting of shareholders. In the case of a shareholder nomination, the notice submitted to the Company’s Corporate Secretary must set forth information about the nominee and any person or entity on whose behalf the nomination is made and be accompanied by an executed written representation and agreement that includes an original irrevocable conditional resignation in the event that such nominee, in an uncontested election, receives more votes “against” than “for” election.
The Company Bylaws provide that the Company shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information (as defined in the Company Bylaws), of any person properly nominated for election to the Company Board by a shareholder or group of shareholders that satisfy the requirements of the Company Bylaws, including qualifying as an Eligible Shareholder (as defined in the Company Bylaws) if such Eligible Shareholder, among other things, provides advance notice to the Company in which the Eligible Shareholder expressly elects to have its nominee included in the proxy materials. The notice must be delivered to the principal executive office of the Company at least 120, but not more than 150, days prior to the anniversary of the date that the prior year’s proxy materials for the annual meeting of shareholders were mailed. As more fully described in the Company Bylaws, the number of shareholder nominees included in the Company’s proxy materials may be the greater of (i) two and (ii) the largest whole number that does not exceed 20% of the number of directors in office on the last day on which the advance notice may be delivered.

Special Meetings of Shareholders
The Company Bylaws provide that a special meeting of shareholders may be called by the Company Board or the Company’s Chief Executive Officer. The Company’s shareholders do not have a right to call a special meeting under the Company Bylaws or under the PBCL.
Special Treatment for Specified Groups of Nonconsenting Shareholders
Additionally, the PBCL permits an amendment of a corporation’s articles of incorporation or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.
Exercise of Director Powers Generally
Section 1715 of the PBCL also provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the PBCL. As of November 7, 2022, the Company does not have a “poison pill.”
Limitations on Liability, Indemnification of Officers and Directors, and Insurance
The PBCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action by or in the right of the corporation, indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless the applicable court otherwise determines.
Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.
To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of a third-party action, derivative action, or corporate action, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such individual in connection therewith.
Pennsylvania law permits a corporation to purchase and maintain insurance for a director or officer against any liability asserted against such individual, and incurred in his or her capacity as a director or officer or arising out of his or her position, whether or not the corporation would have the power to indemnify such individual against such liability under Pennsylvania law.
The Company Articles provide that a director shall, to the maximum extent permitted by Pennsylvania law, have no personal liability for monetary damages for any action taken, or any failure to take any action, as a director unless such director has breached or failed to perform the duties of his or her office under Chapter 17, Subchapter B of the PBCL (or any successor statute relating to directors’ standard of care and justifiable reliance), and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The Company Bylaws provide for indemnification for current and former directors and officers serving at the request of the corporation to the fullest extent permitted by Pennsylvania law. The Company Bylaws also permit the advancement of expenses and expressly authorize the Company to carry directors’ and officers’ insurance to protect itself and its directors and officers against certain liabilities. The Company Bylaws also provide for indemnification of employees and agents of the Company under certain circumstances.
The limitation of liability and indemnification provisions in the Company Articles and the Company Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors and officers, even though such an action, if successful, might otherwise benefit the Company and its shareholders. However, these provisions do not limit or eliminate the Company’s rights, or those of any shareholder, to seek nonmonetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of the Company directors or officers for which indemnification is sought.
Exclusive Forum
The Company Bylaws provide that, unless the Company otherwise determines, the state and federal courts sitting in the judicial district of the Commonwealth of Pennsylvania, Allegheny County, is the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company shareholders, any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the PBCL or the Company Articles or the Company Bylaws or any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine. The choice of forum provision set forth in the Company Bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.
Authorized but Unissued Shares
Subject to applicable law and stock exchange rules, the Company’s authorized but unissued shares of common stock and preferred stock are available for future issuance without your approval. The Company may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Exchange Listing
The Company’s common stock is listed on the NYSE under the ticker symbol ETRN. The Series A Preferred Stock is not listed on any securities exchange and is currently traded in the over-the-counter market.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is American Stock Transfer & Trust Company, LLC:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Phone: 800-937-5449
E-mail: Info@astfinancial.com
Website: www.astfinancial.com

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus or a free writing prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement or free writing prospectus will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. In the summary, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, the “Company,” “we,” “our” or “us” refer to Equitrans Midstream Corporation, excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1)
We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities of a particular series. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us or another of our subsidiaries. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or the Company and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default or an acceleration under certain other indebtedness of ours or our subsidiaries outstanding from time to time.
We will be required to provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any series of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify, amend or supplement the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications, amendments or supplements. We may not make any modification, amendment or supplement without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include, among other things:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions, dividend payments, interest payments and any other payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, dividend payments, interest payments and any other payments on the securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities;

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.
Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We or any selling securityholders may sell the offered securities from time to time in one or more transactions:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
Selling Securityholders
If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling securityholder and provide the information required under the Securities Act, including the name of the selling securityholder, the security or securities to be offered and sold, and information about any underwriters or agents, including commissions that we or the selling securityholder must pay.

LEGAL MATTERS
Certain legal matters, including the validity of the issuance of the securities offered by this prospectus will be passed upon for us by McGuireWoods LLP, Pittsburgh, Pennsylvania. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Equitrans Midstream Corporation appearing in Equitrans Midstream Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Equitrans Midstream Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Mountain Valley Pipeline, LLC — Series A, comprising the balance sheet as of December 31, 2020 and the related statements of operations, members' equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes to the financial statements, appearing in Equitrans Midstream Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$ (1)
FINRA filing fee	$ (2)
The New York Stock Exchange supplemental listing fee	$ (2)
Printing expenses	$ (2)
Legal fees and expenses	$ (2)
Accounting fees and expenses	$ (2)
Blue Sky, qualification fees and expenses	$ (2)
Transfer agent fees and expenses	$ (2)
Trustee fees and expenses	$ (2)
Miscellaneous	$ (2)
Total	$ (2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.
Indemnification of Directors and Officers

Under Sections 1741 and 1742 of the PBCL, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of a threatened, pending or completed action or proceeding by or in the right of the corporation, such indemnification only covers expenses and excludes judgments and amounts paid in settlement with respect to such action or proceeding, and no indemnification can be made for expenses if such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:
1.
by the Company Board by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

2.
if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

3.
by the shareholders.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer or representative of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Further, PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director or representative of a business corporation in defending any such action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such officer, director or representative to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.
Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Article IV of the Company Bylaws provides that our directors or officers shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the corporation or otherwise) arising out of their service to us or to another corporation or other enterprise at our request; provided, however, that the Company shall not indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer (other than a proceeding to enforce such person’s rights to indemnification under the provisions of Article IV) unless such proceeding (or part thereof) was authorized by the Company Board.
PBCL Section 1747 permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.
Article IV of the Company Bylaws provides that we may purchase and maintain insurance to protect the Company and any director, officer, agent or employee against any liability asserted against such person and incurred by such person in respect of the service of such person, whether or not we would have the power to indemnify such person against such liability by law or under the provisions of Article IV. Article IV is applicable to persons who have ceased to be directors, officers, agents, and employees and shall inure to the benefit of the heirs, executors, and administrators of persons entitled to indemnity.
We maintain directors’ and officers’ liability insurance covering our directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, we may receive reimbursement for amounts as to which the directors and officers are indemnified by us under the bylaw indemnification provisions described above. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the bylaw indemnification provisions described above.
As permitted by PBCL Section 1713, the Company Articles and Company Bylaws provide that no director shall be personally liable for monetary damages as such (except to the extent otherwise provided by law) for any action taken, or failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B — “Fiduciary Duty” of Chapter 17 of the PBCL (or any successor statute relating to directors’ standard of care and justifiable reliance) and such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the board of directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.
We also have indemnification agreements with all our executive officers and directors (collectively, “indemnitees”). These agreements provide that the indemnitees will be protected as promised in the Company Bylaws (regardless of, among other things, any amendment to or revocation of the Company Bylaws or any change in the composition of our board of directors or an acquisition transaction relating to us) and advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements. These agreements also provide, to the extent insurance is maintained, for the continued coverage of the indemnitees under our director and officer insurance policies. The indemnification agreements, among other things and subject to certain limitations, indemnify and hold harmless the indemnitees against any and all reasonable expenses, including fees and expenses of counsel, and any and all liability and loss, including judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by the indemnitees in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation or otherwise, in which the indemnitees are, were or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the indemnitees are or were our directors or officers or are or were serving at our request as directors, officers, employees, trustees or representatives of another corporation or enterprise.
Item 16.
Exhibits

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
3.1	Second Amended and Restated Articles of Incorporation of Equitrans Midstream Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 28, 2021).
3.2	Fourth Amended and Restated Bylaws of Equitrans Midstream Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 27, 2022).
4.1*	Form of Indenture, between us and one or more trustees to be named.
4.2**	Form of Note.
4.3**	Form of any statement with respect to shares with respect to any future series of preferred stock issued hereunder and the related form of preferred stock certificate.
4.4	Registration Rights Agreement, dated as of June 17, 2020, by and among Equitrans Midstream Corporation and the Investors party thereto (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (#001-38629) filed on June 17, 2020.
5.1*	Opinion of McGuireWoods LLP.
23.1*	Consent of McGuireWoods LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3*	Consent of Ernst & Young LLP, independent auditors (Equitrans Midstream Corporation — Mountain Valley Pipeline, LLC — Series A).

Exhibit Number	Description
24.1	Power of Attorney (incorporated by reference to the signature page hereto).
25.1**	Statement of Eligibility of Trustee on Form T-l under the Trust Indenture Act of 1939, as amended.
107*	Filing Fee Table.

*
Filed herewith

**
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.
Undertakings

(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Canonsburg, Commonwealth of Pennsylvania, on November 7, 2022.
Equitrans Midstream Corporation
By:
/s/ KIRK R. OLIVER

Kirk R. Oliver
Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Thomas F. Karam, Kirk R. Oliver and Stephen M. Moore, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all pre-effective and post-effective amendments thereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ THOMAS F. KARAM Thomas F. Karam	Chief Executive Officer and Chairman (Principal Executive Officer)	November 7, 2022
/s/ KIRK R. OLIVER Kirk R. Oliver	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2022
/s/ BRIAN P. PIETRANDREA Brian P. Pietrandrea	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 7, 2022
/s/ VICKY A. BAILEY Vicky A. Bailey	Director	November 7, 2022
/s/ SARAH M. BARPOULIS Sarah M. Barpoulis	Director	November 7, 2022
/s/ KENNETH M. BURKE Kenneth M. Burke	Director	November 7, 2022
/s/ DIANA M. CHARLETTA Diana M. Charletta	Director	November 7, 2022

SIGNATURE	TITLE	DATE
/s/ PATRICIA K. COLLAWN Patricia K. Collawn	Director	November 7, 2022
/s/ D. MARK LELAND D. Mark Leland	Director	November 7, 2022
/s/ NORMAN J. SZYDLOWSKI Norman J. Szydlowski	Director	November 7, 2022
/s/ ROBERT F. VAGT Robert F. Vagt	Director	November 7, 2022